                                                                  EXHIBIT 10.25
                                                                  -------------

                                       SUBLEASE

    1. PARTIES. This Sublease, dated October 18, 1996, is made between Dialogic Corporation, a New Jersey corporation ("Sublessor"), and DSP Group, Inc., a Delaware corporation ("Sublessee").

    2. MASTER SUBLEASE. Sublessor is the sublessee under a written sublease ("Master Sublease"), wherein Amdahl Corporation ("Master Tenant") leased to Sublessor the real property located in the City of Santa Clara, County of Santa Clara, State of California, described as approximately 73,075 square feet of office, research, and development space with an address of 3120 Scott Boulevard ("Master Premises"). Effective January 1, 1997 Sublessor is the successor by assignment of the Sublessee's interest in the Master Sublease.

    3. MASTER LEASE. Master Tenant is the lessee under a written lease dated November 21, 1983, between Carl E. Berg and Mary Ann Berg, Trustees of the Berg Living Trust UTA, dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg and Nancy Berg, Trustees of the Clyde Berg Living Trust UTA, dated December 17, 1981, as to an undivided 11.83% interest, and Clyde Berg, Trustee of Clyde Berg's Child Trust UTA, dated June 2, 1978, as to an undivided 7.16% interest (collectively, "Master Landlord"), as amended by an Amendment to Lease dated May 17, 1989, wherein Master Landlord leased to Master Tenant the Master Premises. Said lease and amendments are herein collectively referred to as the "Master Lease".

    4. PREMISES. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): 14,334 square feet, including the optional area and shipping/receiving, on the first floor as set forth on Exhibit A attached hereto. The square footage area figures presented in this agreement will be verified, by a qualified firm and at the Sublessor's expense, according to the BOMA Standard Method of Floor Measurement (ANSI Z65.1-1980 Reaffirmed, 1989) for rentable area. The


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


measured square footage amounts will be incorporated into this lease by an attachment and the monthly rent expense adjusted. If Sublessee desires to vacate the 813 square feet of optional space it shall give Sublessor at least ten (10) days prior written notice. Sublessee shall also have the right to use the common areas (restrooms, elevator to garage, hallways thereto) of the Master Premises, but not those areas used by Sublessor or its personnel or invitees, and to use the docking area for shipping and receiving. Additionally, Sublessee's employees shall be permitted to use the exercise facilities at the Master Premises, if such facilities are present, at their own cost provided any employee desiring to use such facilities has been evaluated and trained before using the facilities in the same manner as Sublessor's employees and signed a release form in favor of Sublessor. Sublessor shall be able to increase the amount of rent retroactively to any period of time that it can show that Sublessee used, for any purpose including storage of materials, more space than it notified Sublessor that it was using ("Unauthorized Usage"). Rent for the Unauthorized Usage shall be twice the rental per foot set forth herein.

    5. PARKING. Sublessee shall be entitled to that number of parking spaces according to the following formula rounded down to the nearest whole number:

         Square footage leased by Sublessee x 278 = Number of parking spaces
          ----------------------------------
                        72,000

For example, in the first month of this Sublease, Sublessee shall be entitled to a total of 55 parking spaces calculated as follows:

                   14,334 x 278 = 55
                    ------
                   72,000

Sublessee shall be entitled to have one underground parking space per thousand square feet of their rented premises, rounded down to the nearest whole number. Initially this shall be equal to fourteen (14) underground parking spaces.

    6. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that the Master Sublease has not been amended or modified except as expressly set forth herein, that


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


Sublessor is not now, and as of the commencement of the term hereof will not be, in default or breach of any of the provisions of the Master Sublease, and that Sublessor has no knowledge of any claim by the Master Tenant that Sublessor is in default or breach of any of the provisions of the Master Sublease. Further, Sublessor represents that it has no knowledge of any claim by Master Landlord that Master Tenant is in default or breach of any provisions of the Master Lease.

    7. TERM. The term of this Sublease shall commence on January 1, 1997 ("Commencement Date") and end of December 31, 1999 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the term. Possession of the Premises shall be delivered to Sublessee on the commencement of the term. If for any reason Sublessor does not deliver possession to Sublessee on the commencement of the term due solely to Sublessor's fault, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date due solely to Sublessor's fault, then at any time thereafter and before delivery of possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force and effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take possession prior to the commencement of the term, such early possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

Sublessor agrees to let Sublessee utilize its presently occupied space on the third floor of the Premises for a period of forty days after allowing Sublessee occupancy of the leased Premises on the first floor following Netro's vacating of said space. The payment made by Sublessee in accordance with section 9.1 of this agreement shall represent full consideration for the use of this third floor space for the forty day period. In the event that Sublessee is not able to completely vacate the third floor Premises within forty days after occupancy of the first floor Premises, Sublessee agrees to pay to the Sublessor of record, a penalty fee equal to $750 per day in addition to its rent obligation under the Sublease. This penalty fee shall be increased to $1,500 per day for each day Sublessee has not vacated the third floor Premises after sixty days after initial occupancy of the first floor Premises.

    8. OPTIONS TO EXTEND TERM. Sublessee has not been granted any option to extend the term of this sublease.

    9.   RENT.

         9.1 RENT. Sublessee shall pay to Sublessor as rent hereunder, without deduction, setoff, notice, or demand, at 3120 Scott Boulevard, Santa Clara, California, 95054 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $1.50 per square foot of leased space per month, in advance on the first day of each month of the term. This monthly rental amount will increase to $1.52 per square foot for the calendar year commencing January 1, 1998 and to $1.55 per square foot for the calendar year commencing January 1, 1999. This monthly rental amount is inclusive of the following Premises and common area expenses: property taxes, lighting replacement, cleaning and maintenance of common area restrooms, landscape maintenance, trash disposal, exterior building security services, water services, gas services, sewer services, HVAC and air conditioning services, and plumbing services in the common areas. All other services and expenses shall be the responsibility of Sublessee, including, without limitation, janitorial and electrical services for the leased Premises. Sublessee shall prepay to Sublessor upon execution of this Sublease the sum of Twenty-one Thousand, Five Hundred One and No/100 Dollars ($21,501.00) as rent (or partial rent if the actual rent is higher) for the last month of the initial term of this Sublease. If the term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

         9.2 EARLY TERMINATION. If Sublessee terminates this Sublease at any time prior to the initial term, Sublessee shall pay an early termination fee in the amount of three (3) months average rent based on the period of time Sublessee leased the Premises.

         9.3 USE OF RECEPTIONIST. Sublessee shall be entitled to utilize the services of Sublessor's receptionist on a nonexclusive basis for a period of forty (40) hours per week (Monday through Friday from 8 AM to 5 PM, Holidays and days off taken by Sublessor excepted) in exchange for payment to Sublessor in addition to all costs, rents, or payments set forth in this Sublease of an amount equal to Eighty Dollars ($80) per week.

         9.4 USE OF SHIPPING/RECEIVING. Sublessor shall be entitled to utilize the services of Sublessee's shipping clerk on a nonexclusive basis for a period of forty (40) hours per week (Monday through Friday from 8 am to 5 pm, Holidays and days taken off by Sublessee excepted) in exchange for payment to Sublessee of an amount equal to Twenty ($20.00) per day. This amount will be reviewed no later than March 31, 1997 and renegotiated in good faith by the parties. The shipping clerk shall not act as agent of Sublessor, but merely log in receipt of material and make available outgoing material to shipper for pick-up.

    10. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Twenty-one Thousand, Five Hundred One and No/100 Dollars ($21,501.00)
as security for Sublessee's faithful performance of Sublessee's obligation hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges (including any payments for Improvements) when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of an rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the term has expired, or Sublessee has vacated the Premises, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

    11. USE OF PREMISES. The Premises shall be used and occupied only for office use, research and development, assembly and testing, marketing and distribution of telecommunications products and shall not be used in violation of the Master Lease or local, federal, or state law.

    12. IMPROVEMENTS. Sublessee shall not make any improvements or alterations (collectively, "Improvements") to the leased Premises without the prior written consent of Sublessor (including Sublessor's consent and approval of all contractors used on the Improvements) during the terms of this Sublease, and such approval is not to be unreasonably withheld. Sublessee shall be responsible for compliance with all state and local laws regarding such Improvements. Any Improvements initiated by Sublessee that may result in an inspection of the Premises by a governmental authority, will require Sublessee to notify Sublessor at least ten (10) days in advance of such inspection.

    13. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consents of Master Landlord and Master Tenant, if such consents are required under the terms of the Master Lease and Master Sublease, respectively), and such approval is not to be unreasonably withheld.

    14. INSURANCE POLICIES. All insurance policies required to be maintained by Sublessee pursuant to the Master Lease shall name Sublessor, Master Tenant and Master Landlord as additional insureds.

    15.  MAINTENANCE, REPAIRS AND ALTERATIONS.

         15.1 MAINTENANCE. Throughout the Term, Sublessor, at its cost, shall maintain, in good and sanitary condition, all portions of the Premises, including, without limitation, all structural components of the Premises, including, without limitation, the electrical and plumbing systems, in good order and condition, except that damage occasioned by Sublessee's acts shall be repaired by Sublessee at its expense. Sublessee agrees to keep the Premises clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. Sublessee waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Sublessor's obligations for tenantability of the Premises and Sublessee's right to make repairs and deduct the expenses of such repairs from rent.

         15.2 OBLIGATIONS. If Sublessee fails to perform Sublessee's obligations under this Section or under any other Section of this Lease, Sublessor may, at Sublessor's option, enter upon the Premises after two (2) days prior written notice to Sublessee (except in the case of emergency, in which case no notice shall be required), perform such obligations on Sublessee's behalf and put the Premises in good order, condition and repair. The cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Sublessor on the first (1st) day of the month immediately following that month during which Sublessor performs such obligation.

         15.3 REPAIR. On the last day of the Term or on any sooner termination, Sublessee shall surrender the Premises to Sublessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris and broom clean. Sublessee shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment and reinstall carpet (the same quality as that was taken out) or other items taken out of the Premises.

         15.4 SURRENDER. All alterations, improvements and additions (whether or not they constitute trade fixtures of Sublessee), which may be made on the Premises, shall become Sublessor's property and remain upon and be surrendered with the Premises at the expiration of the Term.

         15.5 SECURITY.  Not Applicable.

    16. OTHER PROVISIONS OF SUBLEASE. All applicable terms and conditions of the Master Lease and the Master Sublease are incorporated into and made a part of this Sublease (including, without limitation, the default provisions set forth in Section 10 of the Master Lease) as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, EXCEPT for the following:

         (a) MASTER LEASE: The first four (4) paragraphs of the untitled section of the Master Lease before Section 1 and found on pages 1 through 5 of the Master Lease, Sections 2, 4, 5, 7, 13, 15, 21, 22, 33, 34, 35, and
Exhibit B.

         (b) MASTER SUBLEASE: Article I, Recitals contained in Article II, Sections 1, 3, 4, 5(a), 6, 7, 9, 13, 17, and Exhibit C.

         (c) CONFLICTS: If any terms of the Master Lease or the Master Sublease conflict with the terms of this Sublease, the terms of this Sublease shall control.

    17. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

    18. AGENCY DISCLOSURE. Sublessor and Sublessee each warrant that they have not dealt with any real estate brokers in connection with this transaction and that no real estate broker fees or commissions are due.

    19. NOTICES. All notices and demands may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

         To Sublessor:  Dialogic Corporation
                        1515 Route 10
                        Parsippany, NJ 07054
                        Attention: Chief Financial Officer

         To Sublessee:  DSP Group, Inc.
                        3120 Scott Boulevard
                        Santa Clara, CA 95054
                        Attention: Senior Officer

    20. CONSENT BY LESSOR. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD AND MASTER TENANT WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE OR THE MASTER SUBLEASE.

    21. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state, and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement.

    22. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of Santa Clara, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration then in effect, upon written notification and demand of either party therefore. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving business disputes. The provisions of California Code of Civil Procedure Section 1283.05, and the laws of the State of California, are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs, in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to: (i) avoid injury or prejudice to that party; (ii) to protect the rights of any party; (iii) to maintain the status quo as it existed immediately prior to the dispute; or (iv) to obtain possession of property in order to avoid a material risk of damage to, or loss of, that property.

    23. SEVERABILITY. Sublessor and Sublessee hereby agree and acknowledge that should any condition, provision, covenant contained in this Sublease and any and all addenda, modifications, or changes thereof, be found to be in violation of any federal, state, county or local statute, law, order, rule or regulation, said condition, provision or covenant shall be eliminated or severed from said Sublease Agreement and any addenda thereto, and said condition, provision, or covenant shall not invalidate, eliminate, or alter the terms of all other conditions, provisions, and covenants contained in the Sublease or addenda thereto.

    24. MODIFICATION. This Sublease shall not be amended, modified, appended or altered unless said amendment, modification, appendage, or alteration is made in writing and duly executed and signed by a Sublessor and Sublessee.

    25. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof and shall supersede any and all oral or written communications, correspondence, agreements, understandings, promises, or representations.

    26. INDEMNIFICATION. Sublessee shall defend, indemnify and hold harmless Sublessor, Master Tenant, Master Landlord and their respective partners, directors, officers, employees, agents and representatives from any and all claims, liabilities, causes of action, liens, judgments, awards, damages, losses, fines, penalties, sanctions, costs, and expenses that arise from, or are related to either (i) Sublessee's breach of any duties, obligations, liabilities, or covenants that arise from said Sublease or any modification addenda, or alteration of this Sublease, or (ii) any and all claims of third parties made against the Sublessor, Master Tenant, or Master Landlord


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


that arise from the conduct, actions, representations, agreements, warranties, guarantees, or promises of Sublessee and any partners, directors, officers, employees, agents, licensees, invitees and representatives of Sublessee.

    27. SIGNAGE. Subject to the limitations of local signage regulations, Sublessor agrees to let Sublessee install one wall mounted sign on the right hand side of the concrete exterior facade of the building above the first floor windows in front of the area to be leased by Sublessee. The parties have agreed that Sublessee's sign may consist of the white lettered portion (which spells "DSP GROUP") of one of its current signs, and that the sign may be illuminated so as to visible and readible from Scott Boulevard, provided that the sign's brightness is reduced to be significantly less bright that Sublessor's signs. All costs including, but not limited to, the construction, installation, removal, and necessary permits for this sign will be the responsibility of the Sublessee.

Sublessor: DIALOGIC CORPORATION        Sublessee: DSP GROUP, INC.



By:   /s/ EDWARD B. JORDAN             By:    /s/ MARTIN M. SKOWRON
   --------------------------------        ---------------------------------
Title:  Chief Financial Officer and    Title:  Senior Vice President
         Vice President

                        MASTER LANDLORD'S CONSENT TO SUBLEASE

    The undersigned Master Landlord under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Master Landlord certifies that as of the date Master Landlord's execution hereof, neither Master Tenant nor Master Landlord is in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.


Master Landlord:   /s/
                 ----------------------------------------

By:
     ----------------------------------------------------

Title:
       --------------------------------------------------



                         MASTER TENANT'S CONSENT TO SUBLEASE

    The undersigned Master Tenant under the Master Sublease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Sublease concerning further assignment or subletting.


Master Tenant:   AMDAHL CORPORATION

By: /s/ Jonathon C. Andersen
   -----------------------------------
Title: Director, Corporate Real Estate

                    CONSENTS OF MASTER LANDLORD AND MASTER TENANT

Notwithstanding any of the provisions in the attached sublease, each of Master Landlord and Master Tenant hereby consents to the attached sublease with a term commencing January 1, 1997, between Dialogic Corporation ("Sublessor"), a New Jersey corporation, and DSP Group, Inc. ("Sublessee"), a Delaware corporation, on the following conditions:

    1. Nothing contained in said sublease or this consent shall create any obligations or duties on the part of the Master Landlord beyond those in the Master Lease;

    2. Nothing contained in said sublease or this consent shall release, excuse, or waive performance of any obligation of Master Tenant under the Master Lease;

    3. Nothing in said sublease or this consent shall amend or modify any provision of the Master Lease or otherwise affect Master Landlord's or Master Tenant's rights and remedies under the Master Lease;

    4. This consent applies only to the attached sublease and shall not authorize any further sublease or assignment during the term of the Master Lease or during any option period of the Master Lease; and

    5. The Sublessee acknowledges that the rent it is paying is less than the rent required pursuant to the terms of the Master Lease.

There exists no event of default, breach, failure of condition or event of default under the Master Lease to the best of Master Landlord's knowledge, but Master Landlord has made no independent investigation.

Landlord has been advised that Sublessor and Sublessee may agree to perform tenant improvements to the subject property. Landlord reserves the right, pursuant to the terms of the Master Lease, to require Master Tenant to return the premises to the condition contemplated under the Master Lease.

MASTER LANDLORD                        MASTER TENANT
                                       Amdahl Corporation



/s/ Carl E. Berg                       By:  /s/ Jonathon C. Andersen
-----------------------------------         ----------------------------------
By:  Carl E. Berg                      Name: Jonathon C. Andersen
For Berg Family Trusts                 Title: Director, Corporate Real Estate

                           FIRST AMENDMENT TO SUBLEASE


This amendment dated December 4, 1996, for reference purposes only, is made and entered into by and between Dialogic Corporation ("Sublessor") and DSP Group, Inc. ("Sublessee").

RECITALS:

A. The parties have previously entered into a Sublease dated October 18, 1996, for reference purposes only.

B. The premises defined in the Sublease as specified in paragraph 4 states the following:

        The square footage area figures presented in this agreement will be verified, by a qualified firm and at the Sublessor's expense, according to the BOMA Standard Method of Floor Measurement (ANSI Z65.1-1980 Reaffirmed, 1989) for rentable area.

C. Sublessor has engaged a qualified architectural firm to measure the square footage pursuant to paragraph 4 of the Sublease.

NOW THEREFORE, the parties agree as follows:

1.  To amend the square footage as defined in paragraph 4 to be 15,645.

2.  To increase the monthly rent as defined in paragraph 9 to be $23,467.

3. To increase the total number of parking spaces as defined in paragraph 5 to be 60.

4.  To increase the security deposit as defined in paragraph 10 to be $23,467.

5. Except as specifically amended or modified by this First Amendment to Sublease, all other terms and provisions of the Sublease shall remain unmodified and in full force and effect.


Sublessor:  DIALOGIC CORPORATION            Sublessee:  DSP GROUP, INC.

By: /s/ Edward B. Johns                     By: /s/ Martin M. Skowron
    ____________________________                ____________________________


Title: Chief Financial Officer                  Title: Senior Vice President
         and Vice President